FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary W. Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP
REPORTS FIRST QUARTER 2017 RESULTS

• Net income of $19.9 million; EBITDA of $36.1 million, up 27% versus Q1 2016
• Increased quarterly distribution to $0.4525 per unit; 13th consecutive increase since IPO
• Distributable cash flow of $28.1 million, up 25% compared to Q1 2016
EL PASO, Texas - May 2, 2017 - Western Refining Logistics, LP (NYSE: WNRL) today reported first quarter 2017 net income attributable to limited partners of $19.9 million, or $0.22 per common limited partner unit, which compares to $14.0 million and $0.28, respectively, in the first quarter 2016. First quarter 2017 EBITDA was $36.1 million and distributable cash flow was $28.1 million; this compares to $28.5 million and $22.5 million, respectively, for the first quarter 2016.
"WNRL delivered an increase in net income, EBITDA, distributable cash flow and its 13th consecutive quarter of distribution growth driven primarily by increases in Delaware Basin mainline movements and the recent acquisition of the St. Paul Park logistics assets," said Jeff Stevens, President and Chief Executive Officer of WNRL's general partner. "Our Wholesale fuel business had a good quarter due to strong margins. We also saw strong growth in our crude oil and asphalt trucking volumes in the Delaware."
On April 28, 2017, the board of directors declared a quarterly cash distribution for the first quarter 2017 of $0.4525 per unit, or $1.81 per unit, on an annualized basis. This distribution represents a 15% compound annual growth rate since WNRL's October 2013 initial public offering.
Stevens concluded, “Delaware Basin rig activity and crude oil production growth continues to be positive. We believe we are well-positioned to increase net income, EBITDA and distributions as crude oil production increases and we fully leverage our logistics assets.”
Conference Call Information
The Company issued a press release on April 5, 2017, announcing an earnings conference call on May 2, 2017, to discuss results for the first quarter ended March 31, 2017.  On April 17, 2017, Tesoro Logistics LP (“TLLP”), filed a Schedule 13D, indicating that management of TLLP had been authorized to consider, discuss and endeavor to negotiate a merger, consolidation or combination of assets held by and securities issued by WNRL.  Consequently, WNRL will not be hosting a conference call.
About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 705 miles of pipelines, approximately 12.4 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil and asphalt trucking.

More information about Western Refining Logistics, LP is available at www.wnrl.com.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes non-GAAP measures to facilitate comparisons of past performance. This press release and supporting schedules include the non-GAAP measures Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Distributable Cash Flow. We believe certain investors and financial analysts use EBITDA and Distributable Cash Flow to evaluate WNRL’s financial performance between periods and to compare WNRL's performance to certain competitors. We believe certain investors and financial analysts use Distributable Cash Flow to determine the amount of cash available for distribution to our unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, financial information that we report in accordance with GAAP.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements reflect WNRL’s current expectation regarding future events, results or outcomes. The forward-looking statements contained herein include statements related to, among other things: the continued growth of Delaware Basin rig activity and crude oil production; WNRL’s ability to increase net income, EBITDA and distributions; increases in crude oil production; WNRL’s ability to fully leverage its logistics assets; and the consideration and discussion of a merger, consolidation or combination of assets held by and securities issued by WNRL with Tesoro Logistics LP. These statements are subject to the general risks inherent in WNRL’s business. These expectations may or may not be realized and some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, WNRL’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in WNRL’s expectations not being realized, or otherwise materially affect WNRL’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting WNRL’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, WNRL does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Results of Operations
The following tables set forth WNRL's summary historical financial and operating data for the periods indicated below:

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands, except per unit data)
Revenues:
Fee based:
Affiliate	$65,477	$51,928
Third-party	619	690
Sales based:
Affiliate	125,067	97,529
Third-party	413,529	317,892
Total revenues	604,692	468,039
Operating costs and expenses:
Cost of products sold:
Affiliate	122,699	95,149
Third-party	394,600	300,441
Operating and maintenance expenses	44,847	44,658
Selling, general and administrative expenses	6,743	5,364
Gain on disposal of assets, net	(291)	(99)
Depreciation and amortization	9,732	9,338
Total operating costs and expenses	578,330	454,851
Operating income	26,362	13,188
Other income (expense):
Interest and debt expense	(6,608)	(7,052)
Other income (expense), net	22	(118)
Net income before income taxes	19,776	6,018
Benefit (provision) for income taxes	110	(261)
Net income	19,886	5,757
Less net loss attributable to General Partner	—	(8,250)
Net income attributable to limited partners	$19,886	$14,007

Net income per limited partner unit:
Common - basic	$0.22	$0.28
Common - diluted	0.22	0.28
Subordinated - basic and diluted	0.51	0.28

Weighted average limited partner units outstanding:
Common - basic	45,681	24,448
Common - diluted	45,688	24,454
Subordinated - basic and diluted	15,207	22,811

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands)
Cash Flow Data
Net cash provided by (used in):
Operating activities	$43,346	$19,013
Investing activities	(5,107)	(8,237)
Financing activities	(29,593)	(26,728)
Capital expenditures	5,470	8,356
Other Data
EBITDA (1)	$36,116	$28,464
Distributable cash flow (1)	28,075	22,528
Balance Sheet Data (at end of period)
Cash and cash equivalents	$23,298	$28,653
Property, plant and equipment, net	410,154	432,750
Total assets	579,478	596,048
Total liabilities	490,149	561,595
Division equity	—	108,138
Partners' capital	89,329	(73,685)
Total liabilities, division equity and partners' capital	579,478	596,048

(1)
We define EBITDA as earnings before interest and debt expense, provision for income taxes and depreciation and amortization. We define Distributable Cash Flow as EBITDA plus the change in deferred revenues, less interest accruals, income taxes paid, maintenance capital expenditures and distributions declared on our TexNew Mex units. The GAAP performance measure most directly comparable to EBITDA is net income. The GAAP liquidity measure most directly comparable to EBITDA and distributable cash flow is net cash provided by operating activities. These non-GAAP financial measures should not be considered alternatives to GAAP net income or net cash provided by operating activities.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	EBITDA, as we calculate it, may differ from the EBITDA calculations of our affiliates or other companies in our industry, thereby limiting its usefulness as a comparative measure.
EBITDA and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance and liquidity as compared to those of other companies in the midstream energy industry, without regard to financial methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Distributable Cash Flow is a standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is, in part, measured by its yield. Yield is based on the amount of cash distributions a partnership can pay to a unitholder. Although distributable cash flow is a liquidity measure, it is presented in this reconciliation to net income as supplemental information.
We believe that the presentation of these non-GAAP measures provides useful information to investors in assessing our financial condition and results of operations. These non-GAAP measures should not be considered as alternatives to net income or any other measure of financial performance presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income attributable to limited partners. These non-GAAP measures may vary from those of other companies. As a result, EBITDA and Distributable Cash Flow as presented herein may not be comparable to similarly titled measures of other companies.
The calculation of EBITDA and Distributable Cash Flow includes the results of operations for the St. Paul Park Logistics Assets subsequent to the St. Paul Park Logistics Transaction for the three months ended March 31, 2017. The results of operations for the St. Paul Park Logistics Assets are excluded from the EBITDA and Distributable Cash Flow calculations for the comparable periods in the prior year because a retrospective adjustment of these performance measures is not a representative measure of performance results.

The following tables reconcile net income attributable to limited partners and net cash provided by operating activities to EBITDA and Distributable Cash Flow for the three months ended March 31, 2017 and 2016, respectively.

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands)
Net income attributable to limited partners	$19,886	$14,007
Interest and debt expense	6,608	7,052
Provision (benefit) for income taxes	(110)	261
Depreciation and amortization	9,732	7,144
EBITDA	36,116	28,464

Change in deferred revenues	364	2,232
Interest accruals	(6,132)	(6,709)
Income taxes paid	(89)	(30)
Maintenance capital expenditures	(2,184)	(1,429)
Distributable cash flow	$28,075	$22,528

	Three Months Ended
	March 31,
	2017	2016
	(In thousands)
Net cash provided by operating activities	$43,346	$19,013
Changes in operating assets and liabilities	(12,419)	(3,150)
Interest and debt expense	6,608	7,052
Unit-based compensation expense	(635)	(524)
Amortization of loan fees and original issue discount	(492)	(342)
Deferred income taxes	(488)	—
Gain on disposal of assets, net	291	99
Provision (benefit) for income taxes	(110)	261
Reserve for doubtful accounts	15	(1)
EBITDA attributable to General Partner (1)	—	6,056
EBITDA	36,116	28,464

Change in deferred revenues	364	2,232
Interest accruals	(6,132)	(6,709)
Income taxes paid	(89)	(30)
Maintenance capital expenditures	(2,184)	(1,429)
Distributable cash flow	$28,075	$22,528

(1)	The calculation of EBITDA attributable to General Partner is as follows:

Three Months Ended
March 31,
2016
(In thousands)
Net loss attributable to General Partner	$(8,250)
Depreciation and amortization	2,194
EBITDA attributable to General Partner	$(6,056)

Logistics Segment

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands, except key operating statistics)
Statement of Operations Data:
Fee based revenues:
Affiliate	$49,637	$40,916
Third-party	619	690
Total revenues	50,256	41,606
Operating costs and expenses:
Operating and maintenance expenses	25,828	26,757
General and administrative expenses	807	781
Loss on disposal of assets, net	10	—
Depreciation and amortization	8,581	8,155
Total operating costs and expenses	35,226	35,693
Operating income	$15,030	$5,913
Key Operating Statistics:
Pipeline and gathering (bpd):
Mainline movements (1):
Permian/Delaware Basin system	53,136	49,486
Four Corners system	47,480	52,467
TexNew Mex system	4,402	12,544
Gathering (truck offloading):
Permian/Delaware Basin system	14,605	20,533
Four Corners system	6,617	12,761
Pipeline gathering and injection system:
Permian/Delaware Basin system	11,972	7,885
Four Corners system	24,068	24,437
TexNew Mex system	5,336	—
Tank storage capacity (bbls) (2)	959,087	828,202
Terminalling, transportation and storage:
Shipments into and out of storage (bpd) (includes asphalt)	584,476	388,258
Terminal storage capacity (bbls) (2)	11,376,734	7,385,543

(1)
Some barrels of crude oil in route to Western's Gallup refinery and Permian/Delaware Basin are transported on more than one of our mainlines. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline.

(2)	Storage shell capacities represent weighted-average capacities for the periods indicated.

Wholesale Segment

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands, except key operating stats)
Statement of Operations Data:
Fee based revenues (1):
Affiliate	$15,840	$11,012
Sales based revenues (1):
Affiliate	125,067	97,529
Third-party	413,529	317,892
Total revenues	554,436	426,433
Operating costs and expenses:
Cost of products sold:
Affiliate	122,699	95,149
Third-party	394,600	300,441
Operating and maintenance expenses	19,019	17,901
Selling, general and administrative expenses	2,294	1,905
Gain on disposal of assets, net	(301)	(99)
Depreciation and amortization	1,151	1,183
Total operating costs and expenses	539,462	416,480
Operating income	$14,974	$9,953
Key Operating Statistics:
Fuel gallons sold (in thousands)	302,050	314,943
Fuel gallons sold to retail (included in fuel gallons sold above) (in thousands)	79,113	79,841
Fuel margin per gallon (2)	$0.042	$0.028
Lubricant gallons sold (in thousands)	1,321	2,201
Lubricant margin per gallon (3)	$1.08	$0.69
Asphalt trucking volume (bpd)	5,205	—
Crude oil trucking volume (bpd)	48,894	35,111
Average crude oil revenue per barrel	$2.26	$2.24

(1)
All wholesale fee based revenues are generated through fees charged to Western's refining segment for truck transportation and delivery of crude oil and asphalt. Affiliate and third-party sales based revenues result from sales of refined products to Western and third-party customers at a delivered price that includes charges for product transportation.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale business by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.